Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-40256 of M/I Homes, Inc. on Form S-8 of our report dated June 21, 2006, appearing in this Annual Report on Form 11-K of M/I Homes, Inc. Profit Sharing Plan for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP

Columbus, Ohio

June 26, 2006